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                                                                   EXHIBIT 11.1

                          COULTER PHARMACEUTICAL, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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
                                                December 31,      September 30,
                                                    1995              1996
                                                ------------      -------------

Historical primary EPS

Shares used in calculation of net
loss per share:

  Weighted average common
    stock outstanding:                                   257             2,059

  Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83
  Common stock:                                      401,788           401,788
  Stock options:                                     559,600           559,600
  Warrants:                                          173,067           173,067
  Preferred stock; if converted                    3,321,514         3,321,514
                                                 -----------      ------------
                                                   4,456,226         4,458,028
                                                 -----------      ------------
Net (loss)                                       $(2,992,557)     $(10,821,478)
                                                 -----------      ------------
Net (loss) per share                                  $(0.67)           $(2.43)
                                                 ===========      ============


Proforma:

Shares used in calculation of net
loss per share:

  Weighted average common
    stock outstanding:                                   257             2,059

  Preferred Stock, if converted                    2,341,665         3,277,775
  Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83
  Common stock:                                      401,788           401,788
  Stock options:                                     559,600           559,600
  Warrants:                                          173,067           173,067
  Preferred stock; if converted                    3,321,514         3,321,514
                                                 -----------      ------------
                                                   6,797,891         7,735,803
                                                 -----------      ------------
Net (loss)                                       $(2,992,557)     $(10,821,478)
                                                 -----------      ------------
Net (loss) per share                                  $(0.44)           $(1.40)
                                                 ===========      ============

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